UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 10, 2015, Insteel Industries, Inc. (“Insteel”) issued a press release announcing that it will be closing its prestressed concrete strand (“PC strand”) facility in Newnan, Georgia and moving the manufacturing to its other three PC strand production facilities located in Gallatin, Tennessee; Houston, Texas; and Sanderson, Florida. The Newnan facility was acquired from American Spring Wire Corporation in August 2014.

The consolidation of the plants is expected to result in the elimination of 20 positions at the Newnan facility. Employees of the Newnan facility will be offered employment at Insteel’s other facilities together with relocation and transition assistance. It is anticipated that operations at the Newnan facility will cease by the end of March 2015 and the PC strand-related equipment will be relocated to Insteel’s other facilities.

Insteel expects to incur total costs of approximately $0.8 million in connection with the closure of the Newnan facility, which includes $0.4 million for equipment relocation costs, $0.3 million for asset impairment charges and $0.1 million for employee separation costs. The future cash expenditures associated with the closure of the Newnan facility are expected to represent approximately $0.5 million of the $0.8 million of total costs. The annualized cost savings from the consolidation of the plants is expected to be approximately $3.0 million.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “believes,” “anticipates,” “expects,” “estimates,” “appears,” “plans,” “intends,” “may,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Although Insteel believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and Insteel can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in Insteel’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended September 27, 2014. You should carefully review these risks and uncertainties.

All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law. It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties in realizing reduced operating costs associated with the cessation of operations at the Newnan, Georgia facility; general economic and competitive conditions in the markets in which Insteel operates; the continuation of reduced spending for nonresidential and residential construction and the impact on demand for Insteel’s products; changes in the amount and duration of transportation funding provided by federal, state and local governments and the impact on spending for infrastructure construction and demand for Insteel’s products; the cyclical nature of the steel and building material industries; credit market conditions and the relative availability of financing for Insteel, its customers and the construction industry as a whole; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise selling prices in order to recover increases in wire rod costs; changes in United States or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended September 27, 2014 and in other filings made by Insteel with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit 99.1	Press release dated February 10, 2015 announcing consolidation of PC strand facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: February 10, 2015	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 10, 2015 announcing consolidation of PC strand facilities.